Exhibit 107

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

QUOIN PHARMACEUTICALS LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Ordinary shares, no par value per share (“Ordinary Shares”), represented by American Depositary Shares (“ADSs”)(4) reserved for issuance under the Quoin Pharmaceuticals Ltd. Amended and Restated Equity Incentive Plan (the “Plan”)	Rule 457(c) and Rule 457(h)	15,356,215,220ordinary shares represented by 3,071,243 ADSs	$0.4947	(2)	$1,519,343.91	0.00011020	$167.43
Fees to be paid	Equity	Ordinary Shares represented by ADSs issuable upon the exercise of options that are outstanding under the Plan	Rule 457(h)	1,535,710,000 ordinary shares represented by 307,142 ADSs	$17.50	(3)	$5,374,985.00	0.00011020	$592.32
Fees Previously Paid									—
Carry Forward Securities
Carry Forward Securities
Total Offering Amounts							$6,894,328.91		$759.76
Total Fees Previously Paid									$0.00
Total Fee Offsets									$0.00
Net Fee Due									$759.76

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional securities that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions.

(2) Estimated solely for calculating the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low sale prices per ADS on The Nasdaq Capital Market on March 13, 2023.

(3) Calculated in accordance with Rule 457(h)(1) under the Securities Act, based on the exercise price of outstanding options that have been granted under the Plan.

(4) ADSs issuable upon deposit of ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-212698) filed with the Securities and Exchange Commission. Each ADS represents five thousand (5,000) Ordinary Shares.